Exhibit 99.1



                    COSI REPORTS SECOND QUARTER 2005 RESULTS

Deerfield, IL, August 11, 2005 - Cosi, Inc. (Nasdaq: COSI), the premium, convenience restaurant company, today reported results for the second quarter ended July 4, 2005, and provided revised guidance for the remainder of 2005.

Cosi's 2005 second quarter included:

o Including the effect of noncash stock compensation expense as described below, a net loss of $1.9 million, or ($0.06) per basic and diluted common share, compared with a net loss of $1.6 million, or ($0.05) per basic and diluted common share, during the second quarter of 2004.

o A net loss of approximately $0.8 million, or $(0.02) per basic and diluted common share, compared with a net loss of $1.1 million, or $(0.04) per basic and diluted common share in the second quarter of 2004, after excluding a noncash charge of approximately $1.1 million and $0.5 million in the 2005 second quarter and 2004 second quarter, respectively, resulting from the variable accounting treatment of re-priced stock options and the amortization of deferred compensation relating to restricted stock grants.

o Total revenues, which include restaurant net sales and franchise fees and royalties, of $30.6 million, compared to $29.0 million in the 2004 second quarter.

o Cosi's 15th consecutive quarter of comparable restaurant sales growth, with a 6.4% increase over the second quarter of 2004. At July 4, 2005 and June 28, 2004, there were 82 and 87 company-owned restaurants in Cosi's comparable restaurant sales base, respectively, as measured for restaurants in operation for more than 15 months.

o Opening of three new locations under Cosi's growth strategy, including the first two locations opened by franchisees. All new locations employ Cosi's new, more efficient and guest-oriented restaurant design.

o Raising net proceeds of approximately $34.3 million through a public stock offering primarily to fund development of new Company-owned restaurants under Cosi's growth strategy. For the quarter ended July 4, 2005, Cosi had 32,619,760 weighted average shares outstanding.

o Continued improvement in cost of goods sold and restaurant operating expense as a percentage of sales, which combined were 410 basis points lower than the second quarter of 2004 and resulted in continued improvement to restaurant margin performance.

o G&A expense of approximately $5.0 million, reflecting enhanced investments in infrastructure to support growth.

o Cash flow from operations of approximately $928,000, compared with approximately $(412,000) in the second quarter of 2004.

o Cash, cash equivalents and investments, and short-term investments of $41.0 million as of July 4, 2005.

Results for the 2005 second quarter and six months, as compared to the results for the same periods ended June 28, 2004, were:


                                        Three months ended                 Six months ended
                                  ------------------------------    ------------------------------
                                     7/4/05           6/28/04          7/4/05           6/28/04
                                   (unaudited)      (restated)       (unaudited)      (restated)
                                  -------------    -------------    -------------    -------------
Restaurant net sales              $30.6 million    $29.0 million    $57.8 million    $53.9 million

Franchise fees and royalties       0.05 million               --     0.05 million               --

Total revenues                     30.6 million     29.0 million     57.8 million     54.0 million

Cost of goods sold                  7.3 million      7.2 million     14.0 million     13.7 million

Restaurant operating expense       16.9 million     17.0 million     33.0 million     33.3 million

G&A expense                         5.0 million      4.0 million     10.1 million      8.3 million

Cost of goods sold as
    % of rest. net sales                   24.0%            24.8%            24.3%            25.4%

Restaurant operating expense as
    % of rest. net sales                   55.1%            58.4%            57.2%            61.7%

G&A expense as
    % of rest. net sales                   16.2%            13.9%            17.5%            15.4%


Certain of the above items are rounded.

In the second quarter of 2005, Cosi's net results included a noncash charge of approximately $1.1 million related to restricted stock grants to certain key employees, re-priced options, and stock grants to Directors. Cosi also recorded a noncash expense of approximately $0.3 million to dispose of notes receivable from shareholders, which had been collateralized by Company stock that was surrendered on April 29, 2005.

For the six month period ended July 4, 2005, including the effect of noncash stock compensation expense as described above, Cosi recorded a net loss of $4.7 million, or $(0.15) per basic and diluted common share, compared to a net loss of $8.0 million, or $(0.28) per basic and diluted common share for the six month period ended June 28, 2004. Excluding a noncash charge resulting from the variable accounting treatment of re-priced stock options and the amortization of deferred compensation relating to restricted stock grants to management, Cosi recorded a net loss of $3.4 million, or $(0.11) per basic and diluted common share, for the six month period ended July 4, 2005, compared with a net loss of $4.8 million, or $(0.17) per basic and diluted common share, for the six month period ended June 28, 2004.

Restaurant Development Activity

During the second quarter of 2005, Cosi made demonstrable progress in executing on its three-part strategy for growth, which consists of company-owned restaurants, franchised restaurants and strategic alliances, and achieved its interim goal of having its first franchised restaurants open during the second quarter.

As of July 4, 2005, there were 94 Cosi restaurants, broken down as follows:

                                     Company-owned   Franchised   Total
                                     -------------   ----------   -----

Restaurants at April 4, 2005                    92           --      92
New restaurants opened                           1            2       3
Restaurants permanently closed                   1           --       1
-----------------------------------------------------------------------
Restaurants at July 4, 2005                     92            2      94
    Restaurants closed for remodel               1           --       1
    Remodeled restaurants reopened              --           --      --
-----------------------------------------------------------------------
Restaurants open at July 4, 2005                91            2      93


There were to 87 Cosi restaurants at the end of the 2004 second quarter, all of which were Company-owned.

Including newly remodeled restaurants reopened in Washington, DC and, after the second quarter, in Rye, NY, there are currently six full-menu Cosi restaurants that employ the more efficient and guest-oriented restaurant design Cosi developed and introduced in 2004, which in May was awarded Retail Traffic magazine's 2005 Superior Achievement in Design and Imaging award for its category.

The Company continues to expect to open a total of 11 new Company-owned restaurants during 2005 including the one it opened during the second quarter. Cosi secured two additional area developer agreements since the end of the first quarter, and now has commitments from six area developers for a total of 42 franchised locations. Cosi continues to expect to have ten franchised locations by the end of 2005, and, based on its on-going area developer negotiations, currently has a goal of securing commitments for 150 locations by year-end.

Under its strategic alliance strategy, Cosi operates a total of nine locations in Macy's stores around the country. Cosi continues to evaluate this pilot program and is in discussions with Macy's parent, Federated Department Stores, regarding whether or not to continue and/or expand this strategic alliance.

Second Quarter Commentary
-------------------------

Kevin Armstrong, Cosi's President and Chief Executive Officer, stated, "We are on track with our restaurant development efforts and our operating performance. In particular, we now have six full-menu Cosi restaurants open featuring the design we introduced last year, including at least one in each leg of our three-part growth strategy, and we are pleased both with the performance it allows our restaurant teams to produce and with our guests' responses to it.

"Even as we focused on executing our growth plans during the quarter, we maintained our operating discipline and drove improvement across key operating metrics. Our 15th consecutive quarter of same store sales growth underscores our belief that the fundamental appeal of the Cosi brand remains as powerful and relevant to our guests as ever. Continued decreases in cost of goods sold and restaurant operating expenses as percentages of restaurant net sales, which combined were 410 basis points lower than the second quarter last year, affirm that our purchasing initiatives and labor optimization are continuing to improve restaurant performance. Our organization is working together well to drive results against our plans and goals," Mr. Armstrong concluded.

"Cosi's second quarter accomplishments are evidence of our progress in turning Cosi's potential into performance," said Executive Chairman William D. Forrest. "We remain confident in Cosi's national market opportunity, and we are in a stronger position to capture that opportunity having raised more than $34 million in net proceeds to fund development of new Company-owned restaurants. We also are very pleased by the quality and diversity of the institutions that demonstrated their confidence in Cosi and joined our ownership through the offering. We look forward to growing Cosi for the benefit of all our shareholders," Mr. Forrest concluded.

Of the 37 institutions that participated in Cosi's June 2005 public stock offering, 31 were new investors in Cosi and represented a range of investment strategies.

Revised Full Year 2005 Guidance
-------------------------------

Cosi stated that, based on its comparable restaurant net sales growth of 7.8% for the first half of the year, it expects to report full year comparable sales growth of between 7% and 9%. The Company had previously issued guidance of 4%-5%. The Company also said that it continues to expect its full year 2005 cost of goods sold to be 24% of restaurant net sales, and restaurant operating expense to be slightly lower, between 57% - 58% of restaurant net sales, compared to previous guidance of 58.5%. Cosi said that it expects its G&A expense for the year to be in line with its previous guidance range of between $19.0 million and $20.5 million.

Based upon its revised guidance, the Company stated that it expects earnings per share excluding stock compensation expense to be approximately breakeven for the second half of 2005, resulting in expected full year earnings per share excluding stock compensation expense of approximately $(0.11) per share, compared with previous guidance of $(0.14) - $(0.18) per share.

Cosi also said that it currently expects to achieve positive full year 2006 earnings per share excluding stock compensation expense, and that it plans to provide additional guidance for 2006, including its view on long-term restaurant margin targets, in its third quarter 2005 earnings release and presentation.

Teleconference
--------------

Members of Cosi's senior management team will host a teleconference and webcast at 8:30 a.m. ET on Friday, August 12th to discuss the Company's second quarter 2005 financial results.

To participate in the teleconference, investors and analysts are invited to call 866-202-4683 in the U.S., or 617-213-8846 outside of the U.S., and reference participant code 94721998. The conference call will also be webcast simultaneously by accessing http://www.getcosi.com/about_company.htm.

A replay will be available following the call until 12:00 AM ET on August 19, 2005. To access the replay, call 888-286-8010 in the U.S., or 617-801-6888 outside of the U.S., and reference the code 65674169.

About Cosi, Inc.
----------------

Cosi (http://www.getcosi.com) is the premium, convenience restaurant that offers breakfast, lunch, afternoon coffee, dinner and dessert menus full of creative, fresh, flavorful foods and beverages. Cosi has developed featured foods that are built around a secret, generations-old recipe for crackly crust flatbread. This artisan bread is freshly baked in front of customers throughout the day in open flame stone hearth ovens prominently located in each of the restaurants.

The Cosi menu features, Cosi sandwiches, freshly tossed salads, Cosi Melts, soups, Cosi bagels, pizzas, S'mores and other desserts, and a wide range of coffee beverages. Cosi restaurants are designed to be welcoming and comfortable with an eclectic environment. Cosi's sights, sounds, and spaces create a tasteful, relaxed place that always provides a fresh and new dining experience.

The Cosi vision is to become America's favorite quality, convenience restaurant by providing customers authentic, innovative, savory food while remaining an affordable luxury.

Cosi currently has 92 Company-owned and two franchise restaurants in seventeen states, including Massachusetts, Connecticut, New York, New Jersey, Pennsylvania, Virginia, Maryland, Illinois, Ohio, Michigan, Wisconsin, Florida, Georgia, Tennessee, Washington, California, Kentucky, and the District of Columbia.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains statements that constitute forward- looking statements under the federal securities laws. Forward-looking statements are statements about future events and expectations and not statements of historical fact. The words "believe," "may," "will," "should," "anticipate," "estimate," "expect," "intend," "objective," "seek," "plan," "strive," or similar words, or negatives of these words, identify forward-looking statements. We qualify any forward-looking statements entirely by these cautionary factors. Forward-looking statements are based on management's beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to management. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Factors that could contribute to these differences include, but are not limited to: the cost of our principal food products and supply and delivery shortages or interruptions; labor shortages or increased labor costs; changes in consumer preferences and demographic trends; expansion into new markets; our ability to locate suitable restaurant sites in new and existing markets and negotiate acceptable lease terms; competition in our markets, both in our business and in locating suitable restaurant sites; our operation and execution in new and existing markets; our ability to recruit, train and retain qualified corporate and restaurant personnel and management; cost effective and timely planning, design and build-out of restaurants; our ability to attract and retain qualified franchisees; the availability and cost of additional financing, both to fund our existing operations and to open new restaurants; the rate of our internal growth and our ability to generate increased revenue from our existing restaurants; our ability to generate positive cash flow from existing and new restaurants; the reliability of our customer and market studies; fluctuations in our quarterly results due to seasonality; increased government regulation and our ability to secure required governmental approvals and permits; our ability to create customer awareness of our restaurants in new markets; market saturation due to new restaurant openings; inadequate protection of our intellectual property; adverse weather conditions which impact customer traffic at our restaurants and adverse economic conditions. Further information regarding factors that could affect our results and the statements made herein are included in our filings with the Securities and Exchange Commission.

                                      # # #

Media Contact:                                                 Investor Contact:
Jon Morgan or Adam Weiner                                      Cynthia Jamison
Kekst and Company                                              Cosi, Inc.
(212) 521-4800                                                 (847) 597-8801